Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated August 20, 2004 except with respect to Note H as to which the date is October 6, 2004 on our audits of the financial statements of Vetco, Inc. as of December 31, 2003 and 2002 and for each of the years in the two-year period ended December 31, 2003 included in Form S-1 (File No. 333-117700) and incorporated by reference in S-1 (File No. 333-122692) of Prestige Brands Holdings, Inc.

/s/ Eisner LLP

New York, New York
March 18, 2005